SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 1997.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                     1-8801                 11-2578230
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 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)         Identification No.)

400 Rabro Drive East, Hauppauge, New York                            11788
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 (Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code  (516) 582-5900

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets.

          On February 28, 1997 (the "Closing Date"), Everest & Jennings Canadian Limited ("E&J"), a wholly-owned subsidiary of Graham-Field Health Products, Inc., a Delaware corporation (the "Registrant"), acquired substantially all of the assets, including, but not limited to, accounts receivable, inventory, customer lists, dealer lists and advertising materials (the "Assets") and certain liabilities of Motion 2000 Inc. ("Motion 2000") and its wholly-owned subsidiary, Motion 2000 Quebec Inc. ("Motion Quebec"; Motion 2000 and Motion Quebec are collectively referred to as the "Motion 2000 Companies"), pursuant to an Asset Purchase Agreement dated as of February 10, 1997 (the "Asset Purchase Agreement"), by and among the Registrant, E&J, Motion 2000 and Motion Quebec. The Asset Purchase Agreement contains customary representations and warranties of the parties.

          In accordance with the terms of the Asset Purchase Agreement, E&J acquired the net assets of the Motion 2000 Companies for a purchase price (the "Purchase Price") equal to Cdn. $2.9 million (Canadian Dollars). The Purchase Price was paid by the issuance and delivery of 187,733 shares of the common stock, par value $.025 per share, of the Registrant, of which 28,095 shares (the "Escrowed Shares") were delivered into escrow. The Purchase Price is subject to adjustment if the final determination of the Closing Date Net Book Value (as defined in the Asset Purchase Agreement) of the assets acquired by E&J is equal to or less than Cdn. $450,000 (Canadian Dollars). All of the Escrowed Shares will be held in escrow until the earlier to occur (the "Initial Release Date") of June 28, 1997, or the final resolution of the Purchase Price. On the Initial Release Date, a portion of the Escrowed Shares will be released in an amount equal to the difference between (i) 28,095 shares and (ii) the sum of the number of (x) any Escrowed Shares subject to any indemnification claims, (y) any Escrowed Shares used to satisfy any adjustment to the Purchase Price, and (z) 18,729 shares. The balance of the Escrowed Shares will be released, subject to any claims for indemnification, on December 31, 1997.

          The former principal of Motion 2000, Marco Ferrara, entered into a three (3) year employment agreement dated as of February 28, 1997, pursuant to which Mr. Ferrara has been appointed the President of Graham-Field (Canada), a division of E&J.

          The Motion 2000 Companies distribute a line of walkers, rollators and pediatric wheelchair products and manufacture certain cushion products. For the most recent fiscal year ended, the Motion 2000 Companies generated annual revenues of approximately Cdn. $6 million (Canadian Dollars).


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Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits.

               (a) Financial Statements. It is impracticable to provide the required financial information concurrently with the filing of this report. The Registrant will file the required financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

               (b) Pro-Forma Financial Information and Interim Financial Statements. It is impracticable to provide the required pro-forma financial information and interim financial statements concurrently with the filing of this report. The Registrant will file the required pro-forma financial information and interim financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

               (c) Exhibits:

                   Exhibit No.   Description

                   2(a) Asset Purchase Agreement* dated as of February 10, 1997, by and among Graham-Field Health Products, Inc. (the "Registrant"), Everest & Jennings Canadian Limited ("E&J"), Motion 2000 Inc. ("Motion 2000"), and Motion 2000 Quebec Inc. ("Motion Quebec").

                   10(a) Escrow Agreement dated as of February 28, 1997, by and among the Registrant, E&J, Motion 2000, Motion Quebec, and Robert E. Lesser, as escrow agent.

                   10(b) Employment Agreement dated as of February 28, 1997, by and between E&J and Marco Ferrara.

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*    The Registrant shall furnish all omitted schedules and exhibits to the
     Asset Purchase Agreement dated as of February 10, 1997, by and among the Registrant, E&J, Motion 2000 and Motion Quebec, upon the request of the Securities and Exchange Commission.


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                   99(a)         Press Release dated February 11, 1997.

                   99(b)         Press Release dated March 5, 1997.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GRAHAM-FIELD HEALTH PRODUCTS, INC.



Date:  March 12, 1997                       By: /s/Irwin Selinger
                                                --------------------------------
                                                Irwin Selinger
                                                Chairman of the Board and
                                                Chief Executive Officer


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

                                  EXHIBIT INDEX

Item No.                            Description                       Page No.

2(a)           Asset Purchase Agreement** dated as of
               February 10, 1997, by and among Graham-
               Field Health Products, Inc. (the
               "Registrant"), Everest & Jennings Canadian
               Limited ("E&J"), Motion 2000 Inc. ("Motion
               2000"), and Motion 2000 Quebec Inc.
               ("Motion Quebec").

10(a)          Escrow Agreement dated as of February 28,
               1997, by and among the Registrant, E&J,
               Motion 2000, Motion Quebec, and Robert E.
               Lesser, as escrow agent.

10(b)          Employment Agreement dated as of February
               28, 1997, by and between E&J and Marco
               Ferrara.

99(a)          Press Release dated February 11, 1997.

99(b)          Press Release dated March 5, 1997.

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**   The Registrant shall furnish all omitted schedules and exhibits to the
     Asset Purchase Agreement dated as of February 10, 1997, by and among the Registrant, Motion 2000 and Motion Quebec, upon the request of the Securities and Exchange Commission.


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